UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2023

Paychex, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-11330	16-1124166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Panorama Trail South
Rochester, New York		14625-2396
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 385-6666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2023, the Company appointed Christopher Simmons, age 54, to Vice President, Controller and Treasurer, effective October 13, 2023. Mr. Simmons will succeed Robert L. Schrader and will be assuming the responsibilities of principal accounting officer. Effective October 13, 2023, Mr. Simmons will report to Mr. Schrader, concurrent with the effective date of Mr. Schrader’s appointment to serve as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Simmons is a senior executive with over 20 years of experience in accounting, tax and treasury. Since August 2022, he served as Vice President and Treasurer at Paychex, overseeing the corporate treasury and tax functions for the company with responsibilities for bank and capital markets relationships, corporate liquidity, investment management, tax policy, tax planning, and tax audit and defense. Mr. Simmons first joined Paychex in 2014 and prior to August 2022, has held various leadership roles within the corporate finance department, including senior director of tax and assistant treasurer.

Before joining Paychex, Mr. Simmons held various senior management positions, including vice president of corporate taxes and director of external tax reporting at Bausch & Lomb. Prior to joining Bausch & Lomb, he held leadership roles with the tax consulting practice of a global public accounting firm.

Mr. Simmons earned a B.S. in accounting from Roberts Wesleyan College, a J.D. from Albany Law School of Union University, and an LL.M. in Taxation from New York University School of Law. He is also a Certified Public Accountant and a Certified Treasury Professional.

Mr. Simmons’s current base salary is $275,000 per year and he is currently eligible to receive a cash annual incentive program award with a target of 60% of his base salary. Mr. Simmons currently receives equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan, including non-qualified stock option awards that vest in three equal annual installments, have a 10-year term and an exercise price equal to the closing price of the Company’s common stock on their grant dates; time-based restricted stock unit awards at grant date fair values that vest in three equal annual installments and performance-based restricted stock unit awards with grant date fair values at target that will vest upon the achievement of two-year performance metrics established by the Compensation and Leadership Committee when granted, followed by a one-year service vesting period. Similar to other Vice Presidents of the Company, Mr. Simmons’s compensation is at the discretion of the Compensation and Leadership Committee.

There is no other arrangement or understanding between Mr. Simmons and any other persons as it relates to his appointment as Vice President, Controller and Treasurer. Mr. Simmons has no family relationships with any of our directors or executive officers and he has not been a participant, or had any interest, in any related party transaction with Paychex that is reportable under Item 404(a) of Regulation S-K, since the beginning of Paychex’s last fiscal year.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCHEX, INC.

Date:	September 8, 2023	By:	/s/ John B. Gibson
John B. Gibson President and Chief Executive Officer